                                                                                                                                                                                                                            EXHIBIT 10.2

AGREEMENT TO TERMINATE LEASES

THIS AGREEMENT (this "Agreement"), dated as of October 4, 2005, by and among Markland Technologies, Inc., a Florida corporation (the "Company"), Technest Holdings, Inc., a Nevada corporation ("Technest") and Southridge Holdings LLC ("Holdings").

W I T N E S S E T H  T H A T:

WHEREAS, the parties wish to terminate certain real estate leases with respect to certain commercial office space located in Ridgefield, Connecticut (the "Leases").

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound by this Agreement, agree as follows:

1.

Termination.  The Leases are hereby terminated as of the date of this Agreement.  As consideration for early termination, the Company and Technest agree to (a) pay Holdings $75,000 in cash and (b) issue to Holdings $125,000 in value of the Company’s  restricted common stock, at four (4) cents per share (3,125,000 shares) upon execution of this Agreement in lieu of their existing obligations.  Such restricted stock shall be included in a registration statement to be filed by the Company on or before October 17, 2005.  Failure to have the registration statement declared effective by November 30, 2005 shall require the Company to pay damages in the amount of $2,500 per month, or pro-rata portion thereof, as liquidated damages, to be paid out monthly at the beginning of the month to Holdings until the date of effectiveness of such registration statement.  Liquidated damages shall be payable in the Company’s restricted common stock at the lesser of four (4) cents or the average of the closing bid prices for its common stock for the five (5) days immediately preceding the due date.  Restricted common stock representing the liquidated damages shall be included in such registration statement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement as of the day and year first above written.

MARKLAND TECHNOLOGIES, INC.

By: /s/ Robert Tarini____________

    Title: Chief Executive Officer

SOUTHRIDGE HOLDINGS LLC

By: /s/ Stephen Hicks____________

TECHNEST HOLDINGS, INC.

By: /s/ Robert Tarini____________

    Title: Chief Executive Officer